Exhibit 99.1

Behringer Harvard Opportunity REIT II, Inc. 2013 Third Quarter Update Parkside Apartments, Sugar Land, TX

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; our ability to make accretive investments in a diversified portfolio of assets; future changes in market factors that could affect the ultimate performance of our development or redevelopment projects, including without limitation construction costs, plan or design changes, schedule delays, availability of construction financing, performance of developers, contractors and consultants, and growth in rental rates and operating costs; the availability of cash flow from operating activities for distributions, if any; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; our ability to secure resident leases at favorable rental rates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission.

Agenda Noteworthy Items Financial Review Portfolio Updates Questions Wimberly at Deerwood, Jacksonville, FL

Noteworthy Items Sold 8 of the 9 buildings in Florida MOB Contract price: $63 million Proceeds: approximately $43 million in cash, after closing costs and fees Estimated cash gain: approximately $11.7 million Estimated simple average annual return: approximately 11% Company continues to own 80% interest in Gardens Medical Pavilion 81% leased Proceeds to be used for future acquisitions and capital improvements at existing assets Gardens Medical Pavilion, Palm Beach Gardens, FL

Financial Review Selected balance sheet items (as of September 30, 2013) Cash and equivalents: $101.8 million Total assets: $424.7 million Total notes payable: $212.1 million Total liabilities: $227.6 million Arbors Harbor Town, Memphis, TN

Portfolio Debt

Description		Balance as of September 30, 2013	Interest Rate	Maturity Date
(Dollars in thousands)				
Holstenplatz	$	10,429	3.887%	04/30/15
Courtyard Kauai at Coconut Beach Hotel		38,000	30-day LIBOR + .95% [(1)(2)]	11/9/2015 [(5)]
Alte Jakobstraße		8,182	2.3%	12/30/15
1875 Lawrence		15,621	30-day LIBOR + 5.35% [(1)(3)]	1/1/2016 [(6)]
Florida MOB Portfolio - Gardens Medical Pavilion		14,128	4.9%	01/01/18
River Club and the Townhomes at River Club		25,095	5.26%	05/01/18
Babcock Self Storage		2,193	5.80%	08/30/18
Arbors Harbor Town		26,000	3.985%	01/01/19
Lakes of Margate		15,021	5.49% and 5.92%	01/01/20
Wimberly at Deerwood		26,685	30-day LIBOR + 2.28% [(4)]	03/01/23
22 Exchange		19,500	3.93%	05/05/23
Parkside [(7)]		11,263	5.00%	06/01/18
	$	212,117		

(1) 30-day LIBOR was 0.19% at September 30, 2013.
(2) LIBOR capped by hedge at 3.0% through November 2013 which then increases to 6.0% through October 2014.
(3) LIBOR capped by hedge at 2.69% through maturity of the loan.
(4) LIBOR capped by hedge at 4.56% through March 2018.
(5) Contains extension option to May 2017.
(6) Contains option extension to January 2017.
(7) Includes $0.8 million of unamortized premium related to debt assumption.

Total Debt/Total Assets at 9/30/13 was 49.9% (including unamortized premium associated with Parkside)
The weighted average interest rate at 9/30/13 was 3.7%
The weighted average remaining loan term at 9/30/13 was 5.2 years.

BEHRINGERHARVARD
OPPORTUNITY REIT II, INC.

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© 2013 Behringer Harvard

Behringer Harvard Opportunity REIT II Portfolio 1875 Lawrence Courtyard by Marriott - Kauai Babcock Self Storage GERMAN OFFICE INVESTMENTS Holstenplatz Alte Jakobstrasse Gardens Medical Pavilion UGA River Club 22 Exchange STUDENT HOUSING INVESTMENTS MULTIFAMILY INVESTMENTS Parkside Apartments Lakes of Margate Arbors Harbor Town Wimberly at Deerwood Prospect Park Development Mezzanine Financing

Courtyard by Marriott at Coconut Beach, Kauai, HI Courtyard Marriott Kauai, Hawaii Year-over-year improvement in key operating measures (year-to-date through September 30, 2013) Revenues: +38% Occupancy rate: +19% ADR: +20% RevPar: +44% NOI: $2.1 million (YTD 2013) $0.5 million in full-year 2012 $(1.3) million in full-year 2011 Continuing to focus on operational improvements and more profitable business mix

1875 Lawrence Denver, Colorado 1875 Lawrence, Denver, CO Renovation on track for completion in early 2014 Strong interest from potential tenants Recent triple net lease for 3,255 sf at $18.50/sf $5.00/sf greater than pre-renovation rents Currently 51% leased, consistent with our renovation plan Strategy: Stabilize building following completion of renovation Target for sale in late-2014/2015

 Arbors Harbor Town Memphis, Tennessee Average increase in monthly rent of $189 per unit since acquisition In-place rent is $1.15/sf Last 20 leases are $1.36/sf 98% leased Multifamily Investments Lakes of Margate Margate, Florida Average increase in monthly rent of $209 per unit since acquisition In-place rent is $1.32/sf Last 20 leases are $1.40/sf 94% leased

Multifamily Investments (cont.) Parkside Apartments Sugar Land, Texas Tenant interest significantly better than expected In-place rents are $1.07 sf Last 20 leases are $1.18 sf 93% leased Planned renovations of $6,000 per unit Wimberly at Deerwood Jacksonville, Florida Early stages of renovation Renovated units commanding $100/mo. rent premium since acquisition In-place rent is $1.06 sf Last 20 leases are $1.12/sf 93% leased

Value Creation Strategy 1875 Lawrence, Denver, CO Income producing acquisitions using cash and proceeds from asset sales Multifamily opportunities in states with strong economies Well-located office properties Other value-add real estate investments that have in-place cash flow Selected mezzanine loans that balance attractive returns with acceptable risk Stabilize existing portfolio of assets